Exhibit 99.1

YOUNG BROADCASTING REPORTS SECOND QUARTER RESULTS

OPERATING EXPENSES DOWN FOR THIRD QUARTER IN A ROW

New York, NY — Business Wire — August 9, 2007 — Young Broadcasting Inc. (“YBI” or the “Company”) (NASDAQ:YBTVA) today announced its results for the second quarter ended June 30, 2007.

Net revenue for the quarter ended June 30, 2007 was $52.0 million, or 8.5% lower than the same quarter last year. The primary reason for this decline was the net decrease of political revenue of $3.2 million from 2006 to 2007. Operating expenses for the second quarter of 2007 declined 1.6% as compared to 2006, reflecting the continuing success of the Company’s cost reduction plan. Included in second quarter 2007 operating expenses are approximately $811,000 of termination costs associated with positions eliminated during the second quarter of 2007. Station operating performance for the second quarter of 2007 was $13.0 million. After giving effect to the net decrease in political revenue and the termination costs, the Company’s revenue and cost-saving initiatives resulted in 2007’s second quarter SOP equaling 2006’s second quarter SOP. (Station operating performance, “SOP,” is a non-GAAP measure. See below for definition and reconciliation to operating loss.)

For the six months ended June 30, 2007, net revenues were $98.8 million, or 6% lower than the same period in 2006. Net political revenues for the first six months of 2007 were $3.8 million lower than in 2006. SOP for the six months ended June 30, 2007 was $21.7 million.

“The Company’s strategic goals of developing new revenue streams and reducing expenses continue to serve us well,” commented Vincent Young, Chairman of YBI. “Our 3rd Leg sales initiatives have enabled most of our stations to outperform their market’s sales trends for the quarter despite weaknesses in the automotive and furniture sales categories. Our re-engineering of KRON-TV’s cost base in San Francisco and similar programs at the other stations has given us the third quarter in a row of reduced expenses.

“We look forward to the second half of the year,” Mr. Young continued. “The prospective return of political spending at unprecedented levels for an off-cycle year and upcoming negotiations with cable operators bode well for future revenues. In addition, further cost containment efforts at our nine major network affiliates should continue to favorably influence our cost structure.”

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating income, its most directly comparable GAAP financial measure, are provided in the attachment to this release.

Second Quarter Conference Call

Young Broadcasting Inc. has scheduled a conference call for August 9, 2007 at 11:00 AM (ET). You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the Company’s CFO.

You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through September 9, 2007. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 800-677-6119 through August 15, 2007.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD), one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA) and one is affiliated with MyNetwork  (KRON-TV — San Francisco, CA). In addition, KELO-TV-Sioux Falls, SD is also the MyNetwork affiliate in that market through the use of its digital channel capacity.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2006	2007	2006	2007
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)

Net revenue	$105,141	$98,801	$56,755	$51,953
Operating expenses	88,764	87,101	44,363	43,669
Depreciation and amortization	9,520	8,511	4,728	4,214
Operating income	6,857	3,189	7,664	4,070

Interest expense, net	(32,340)	(34,291)	(16,480)	(17,251)
Non-cash change in market valuation of swaps	—	—	—	—
Loss on extinguishments of debt	—	—	—	—
Other (expenses) income, net	(1,069)	155	(16)	(151)
	(33,409)	(34,136)	(16,496)	(17,402)

Loss from continuing operations before income taxes	(26,552)	(30,947)	(8,832)	(13,332)
Income tax expense	(15,072)	(12,609)	(2,156)	(4,853)
Net loss	$(41,624)	$(43,556)	$(10,988)	$(18,185)

Net loss per common share - basic	$(1.98)	$(2.15)	$(0.52)	$(0.89)
Weighted average shares - basic	21,071,672	20,234,468	21,223,347	20,359,243

Other Financial Data:

Amortization of program license rights	$13,873	$12,638	7,017	6,567
Payments for program license liabilities	13,239	13,690	6,540	6,843
Capital expenditures	2,433	2,610	1,495	772

Reconciliation of Station Operating Performance to Operating Income:

Operating income	6,857	3,189	7,664	4,070
Plus:
Non-cash compensation	2,283	3,195	1,267	1,630
Depreciation and amortization	9,521	8,511	4,728	4,214
Corporate overhead	7,044	6,770	3,418	3,097
Station Operating Performance	$25,705	$21,665	$17,077	$13,011